UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2009 (April 3, 2009)

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2009, Pinnacle Data Systems, Inc. (the “Company”) entered into a Credit and Security Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), providing for a revolving credit facility (the “Line”) with a maximum line of credit of $9.0 million, subject to borrowing base restrictions. The borrowing base is determined as follows: 1) the sum of (a) 85% of the aggregate amount of eligible receivable accounts located within the United States, plus (b) 75% of the aggregate amount of eligible receivable accounts located outside of the United States, plus (c) the lesser of 10% of the aggregate amount of eligible inventory or $500,000; less 2) the sum of a borrowing base reserve which may be established by Wells Fargo in its sole discretion, plus other indebtedness to Wells Fargo which may occur outside of the Credit Agreement.

The outstanding balance on the Line bears interest monthly at an annual rate, as elected by the Company at the time of each credit advancement, of either: 1) a floating rate equal to the greater of 4% and the sum of (a) the Wells Fargo daily base rate, plus (b) 2.5%; or 2) a fixed rate of the London Interbank Offered Rate (“LIBOR”) plus 5.0%. The maturity date of the Line is April 3, 2012.

The Line is subject to customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company with respect to liens, indebtedness, guaranties, investments, distributions, mergers and acquisitions, and dispositions of assets. The Credit Agreement also contains certain financial covenants, including a minimum book net worth, a minimum net income and restricted capital expenditures. The Line is evidenced by a Revolving Note made by the Company in favor of Wells Fargo (the “Revolving Note”), and is secured by substantially all of the assets of the Company, as provided for in the Credit Agreement.

The Credit Agreement may be terminated by the Company upon 90 days written notice, or by Wells Fargo immediately upon default, and upon any such termination the Company is required to pay Wells Fargo a termination fee.

The Company may use borrowings under the Credit Agreement for working capital and to repay indebtedness owed to KeyBank National Association (“KeyBank”). Any unused portions of the Line will be subject to unused Line fees.

The foregoing description of the Credit Agreement and Revolving Note does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and Revolving Note, which are filed as Exhibit 10.1 and 10.2 hereto, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On April 3, 2009, in connection with entering into the Credit Agreement described above under Item 1.01 of this Form 8-K, the Company terminated that certain Amended and Restated Loan Agreement by and between the Company and KeyBank dated September 30, 2008 (the “Amended and Restated Loan Agreement”), and as amended by that certain First Amendment to Amended and Restated Loan Agreement dated December 24, 2008 (the “First Amendment”), and that certain Second Amendment to Amended and Restated Loan Agreement dated March 26, 2009 (the “Second Amendment”, and together with the Amended and Restated Loan Agreement and the First Amendment, the “Loan Agreement”).

The Loan Agreement provided for a demand line credit facility in the principal amount of $5.5 million (the “Loan”), subject to borrowing base restrictions. The borrowing base was determined as the sum of: (a) 85% of eligible receivable accounts plus (b) 30% of eligible inventory, but not to exceed $2.5 million. The Loan was evidenced by a Cognovit Promissory Note (the “Note”), and secured by substantially all of the assets of the Company, as provided for in the Security Agreement entered into between the Company and KeyBank on April 8, 2008 (the “Security Agreement”).

On the date of the termination, the Company made a final payment of all borrowings outstanding under the Loan Agreement. In addition, the Company did not incur any early termination penalties in connection with the termination of the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the following: (a) the Amended and Restated Loan Agreement, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 2, 2008; (b) the Second Amendment, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on April 1, 2009; (c) the Note, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on April 1, 2009; and (d) the Security Agreement, which was filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on October 2, 2008, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Credit and Security Agreement

10.2	Revolving Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/s/ Nicholas J. Tomashot
Nicholas J. Tomashot, Chief Financial Officer

Dated: April 9, 2009